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                                                  Exhibit 24






                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Registration Statement No. 33-32174 on Form S-8 of Homestake Mining Company of our report dated June 26, 1995, on our audit of the financial statements of the Homestake Mining Company Retirement Savings Plan for Hourly Employees at Lead as of and for the year ended December 31, 1994, which report is included in this Annual Report on Form 11-K.



                                   /s/ Coopers & Lybrand
                                   ----------------------
                                   COOPERS & LYBRAND


Oakland, California
June 27, 1995